Sovereign Bancorp, Inc. Expects Certain Charges to
                          Impact Third Quarter Results

    PHILADELPHIA, Oct. 5 /PRNewswire-FirstCall/ -- Sovereign Bancorp, Inc. ("Sovereign") (NYSE: SOV), parent company of Sovereign Bank ("Bank"), announced today that deterioration in the consumer credit environment and volatility in the mortgage-backed securities and credit markets are expected to have an adverse impact on its third quarter of 2007 financial results.

    The following accounts for a significant portion of the expected decline in third quarter of 2007 results:

    -- An increase in the provision for credit losses of between $104 and $114 million to $155-$165 million pre-tax compared to $51 million in the second quarter. Approximately $50 million of the increase in provision for credit losses is related to our remaining correspondent home equity loan portfolio. Sovereign exited the correspondent home equity business in early 2006 and stopped originating correspondent home equity loans, allowing the portfolio to runoff throughout 2006. In the first quarter of 2007, Sovereign sold $3.3 billion of its correspondent home equity portfolio but had retained a portion of the loans that could not be sold. As of June 30, 2007, this portfolio balance was $491 million, net of discounts and reserves. Many of these correspondent home equity loans are non-prime loans which have been impacted by the deterioration in the housing market and the reduction in the number of mortgage lenders in the industry. This has caused an elevated level of delinquencies and charge offs in this correspondent home equity portfolio.

       Approximately $40 million of increase in the provision for credit losses is related to our decision to increase reserves in our indirect auto lending portfolio in response to recent and anticipated higher net credit losses, as well as portfolio growth. In late 2006, Sovereign expanded its indirect auto lending business into the Southeast and Southwest which has resulted in significant growth in our indirect auto portfolio.

       The remaining increase in our provision for credit losses relates to loan loss reserves to cover exposures in our commercial portfolio, primarily in the construction lending and commercial real estate portfolios, as well as increased charge-offs.

    -- Charges of approximately $20 million pre-tax related to losses on financings that Sovereign provided to a number of mortgage companies who have declared bankruptcy and/or defaulted on certain agreements. These mortgage companies have been impacted by adverse developments in the non-prime sector related to loan losses which has caused decreased investor demand for loans originated and sold by these mortgage companies. This has resulted in liquidity issues for the mortgage companies and has had an adverse impact on financial results for these companies.

    -- Charges of approximately $15 million pre-tax related to the lower of cost or market adjustments on certain loan portfolios that were classified on the balance sheet as Loans Held for Sale. The lower of cost or market adjustment reflects the disruption in the credit markets that has extended beyond residential lending and impacted the markets for the sale of all loan categories. The lower of cost or market adjustments relates entirely to market spreads as there are no credit issues for these loans. Sovereign has moved a portion of these loans back into the Loans Held for Investment portfolio at the lower of cost or market as we do not believe that current market pricing is reflective of the inherent value of these loan portfolios.

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    EARNINGS RELEASE DATE: The date for Sovereign's third quarter 2007 earnings release is October 17, 2007 at 4:00 p.m. Eastern time. A full discussion of financial results will be provided via web-cast at 9:00 am Eastern time on October 18, 2007. Please refer to the investor relations website, http://www.sovereignbank.com for full details.

    About Sovereign

    Sovereign Bancorp, Inc., ("Sovereign") (NYSE: SOV), is the parent company of Sovereign Bank, a financial institution with $82 billion in assets as of June 30, 2007 with principal markets in the Northeast United States. Sovereign Bank has nearly 750 community banking offices, over 2,250 ATMs and approximately 12,000 team members. Sovereign offers a broad array of financial services and products including retail banking, business and corporate banking, cash management, capital markets, wealth management and insurance. Sovereign is the 18th largest banking institution in the United States. For more information on Sovereign Bank, visit http://www.sovereignbank.com or call 1-877-SOV-BANK

    Note:

    This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). Sovereign's management uses the non-GAAP measure of Operating Earnings, and the related per share amount, in their analysis of the company's performance. This measure, as used by Sovereign, adjusts net income determined in accordance with GAAP to exclude the effects of special items, including significant gains or losses that are unusual in nature or are associated with acquiring and integrating businesses. Operating earnings for 2005 and 2006 EPS purposes represent net income adjusted for the after-tax effects of merger-related and integration charges, certain restructuring charges, other-than-temporary impairment charges on Fannie Mae and Freddie Mac preferred equity securities and proxy and related professional fees. Since certain of these items and their impact on Sovereign's performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information in evaluating the operating results of Sovereign's core businesses. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.


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    This press release contains statements of Sovereign's strategies, plans, and objectives, as well as estimates of financial condition, operating and cash efficiencies and revenue generation. These statements and estimates constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; Sovereign's ability in connection with any acquisition to complete such acquisition and to successfully integrate assets, liabilities, customers, systems and management personnel Sovereign acquires into its operations and to realize expected cost savings and revenue enhancements within expected time frame; the possibility that expected one time merger-related charges are materially greater than forecasted or that final purchase price allocations based on the fair value of acquired assets and liabilities and related adjustments to yield and/or amortization of the acquired assets and liabilities at any acquisition date are materially different from those forecasted; other economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, integrations, pricing, products and services; and acts of God, including natural disasters.

    Sovereign Bancorp is followed by several market analysts. Please note that any opinions, estimates, forecasts, or predictions regarding Sovereign Bancorp's performance or recommendations regarding Sovereign's securities made by these analysts are theirs alone and do not represent opinions, estimates, forecasts, predictions or recommendations of Sovereign Bancorp or its management. Sovereign Bancorp does not by its reference to any analyst opinions, estimates, forecasts regarding Sovereign's performance or recommendations regarding Sovereign's securities imply Sovereign's endorsement of or concurrence with such information, conclusions or recommendations.